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                             EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 15th day of
-------------------------
September, 2000 by and between D & K Healthcare Resources, Inc. (the "Company") with offices at 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105; and J. Hord Armstrong, III (the "Executive") of 748 Cella Road, St. Louis, Missouri 63124

    WHEREAS, the Company desires to enter an employment contract with Executive upon the terms and conditions set forth herein;

    WHEREAS, the Executive is desirous of entering into such contract.

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth, the parties hereto agree as follows:

1.      EMPLOYMENT
        ----------

        The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, subject to the terms and conditions set forth in this Agreement.

2.      POSITION AND RESPONSIBILITIES
        -----------------------------

2.1     The Executive shall during the continuance of his employment:

2.1.1 serve the Company to the best of his ability in the capacity of Chairman and Chief Executive Officer or in such other capacity or capacities, consistent with the Executive's level of experience and expertise as may be specified from time to time by the Board of Directors;

2.1.2 faithfully and diligently perform such duties and exercise such powers consistent with such office, subject to the direction and supervision of the Board of Directors;

2.1.3 if and so long as the Board of Directors so directs, perform and exercise the said duties and powers on behalf of any Affiliated Company and act as a director or other officer of any Affiliated Company; and

2.1.4 unless prevented by sickness, injury or otherwise agreed by the Board of Directors, devote his full time and attention and abilities during his hours of work (which shall be normal business hours and such additional hours as may be necessary for the proper performance of his duties) to the performance of his duties under this Agreement.

3.      REMUNERATION
        ------------
3.1 The Company shall pay to the Executive during the continuance of his employment a salary at the rate of $475,000 per year and at the Executive's option either the use of an automobile appropriate for his position or an automobile allowance at the rate of $1,250 per month. The salary shall be payable in equal semi-monthly installments in arrears or as otherwise determined by the Company on a company-wide basis.

3.2 During the continuance of his employment the Executive shall be entitled to an annual bonus based upon the achievement of performance criteria established by the Company. The target amount for the achievement of 100% of targeted performance will not be less that 50% of the Executive's then annual salary.

3.3 The salary and bonus shall be reviewed from time to time and the rates thereof may be increased by the Company.

3.4 Notwithstanding anything to the contrary contained in the terms of any stock option granted to the Executive

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3.5     under the Stock Option Plan (but subject, however, to any
        restriction contained in the Stock Option Plan as in effect on the date hereof that, pursuant to the terms of the Stock Option Plan, cannot be modified by mutual agreement of the Company with an individual optionee), all stock options granted to the Executive by the Company shall vest and become fully exercisable upon the first to occur of a Change in Control, as defined herein, or the termination of the Executive's employment by the Company without Cause, non-renewal by the Company or termination by the Executive for Good Reason and the Executive shall be allowed a period of 12 months following the effective date of such termination, to exercise options granted under the Stock Option Plan. The terms of any agreement in effect on the date hereof between the Company and the Executive granting or otherwise relating to such options shall be deemed amended hereby to the extent such terms are inconsistent with the foregoing.

4.      INSURANCE AND OTHER BENEFITS
        ----------------------------

        The Executive shall be entitled to participate in any Benefit Plans (including any medical expense insurance and permanent health and accident insurance and travel insurance plans) of the Company enjoyed by or made available to other senior executive officers of the Company to the extent that the Executive qualifies under the eligibility provisions of any such plan, as presently in effect or as they may be modified from time to time. The Company shall continue to pay for the Executive's membership in the organizations for which the Company currently pays.

5.      EXPENSES
        --------

5.1 The Company shall reimburse the Executive in respect of all reasonable and appropriate travel, accommodation, entertainment and other similar out-of-pocket expenses actually incurred or expended by him in the performance of his duties hereunder.

5.2 Except where specified to the contrary all expenses shall be reimbursed subject to the Executive providing appropriate authorized evidence (including receipts, invoices, tickets and/or vouchers as may be appropriate) of the expenditure in respect of which he claims reimbursement.

6.      VACATION
        --------

        The Executive shall (in addition to the usual public and Company holidays) be entitled during the continuance of his employment to 30 business days' paid vacation in each vacation year of the Company, which shall be the calendar year.

7.      INTELLECTUAL PROPERTY
        ---------------------

7.1 Subject to applicable law, if at any time in the course of his employment the Executive makes or discovers or participates in the making or discovery of any Intellectual Property relating to or capable of being used in the business of the Company or any Affiliated Company he shall immediately disclose full details of such Intellectual Property to the Company and all such Intellectual Property shall be the sole property of the Company. At the request and expense of the Company he shall do all things which may be necessary or desirable for obtaining appropriate forms of protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting all rights in the same in the Company or its nominee.

7.2 All rights and obligations under this Clause 7 in respect of Intellectual Property made or discovered by the Executive during his employment shall continue in full and force and effect after the termination of his employment and shall be binding upon the Executive's personal representatives.

8.      CONFIDENTIALITY
        ---------------

8.1.1 Except as necessary or appropriate to the proper performance of his duties, or with the prior written consent of the Company, or as ordered by a court of competent jurisdiction, the Executive shall not at any time either during the continuance of his employment or after its termination disclose or communicate to any person or

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8.1.2   use for his own benefit or the benefit of any person other than the
        Company or any Affiliated Company any information relating to the Company or any Affiliated Company that is not generally known to the public ("Confidential Information") which may come to his knowledge in the course of his employment.

8.2 All notes and memoranda of any trade secret or other Confidential Information concerning the business of the Company and the Affiliated Companies or any of its or their suppliers, agents, distributors, clients, customers or others which shall have been acquired, received or made by the Executive during the course of his employment shall be the property of the Company and shall be surrendered by the Executive to someone duly authorized in that behalf at the termination of his employment or at the request of the Board of Directors at any time during the course of his employment.

9.      TERM AND TERMINATION OF EMPLOYMENT
        ----------------------------------

9.1     Term. The term of the Executive's employment under this Agreement
        ----
        shall be three years from the date first set forth above and, unless sooner terminated as set forth herein, and shall automatically renew for successive one year terms thereafter unless either party gives the other a notice of non-renewal at least 90 days before the end of the then current term.

9.2     Termination by the Company without Cause; Termination by the
        ------------------------------------------------------------
        Executive for Good Reason. The Company may terminate the employment
        -------------------------
        of the Executive at any time without Cause by giving the Executive notice of termination. The Executive may terminate his employment by the Company at any time for Good Reason by giving a notice of termination to the Company, and the effective date of such termination shall be determined in accordance with Clause 12.2.

9.2.1 Except as provided in Clause 9.2.2, in the event of a termination by the Company without Cause, non-renewal by the Company or termination by the Executive for Good Reason:

        (a) the Company shall continue to pay his salary and provide his other benefits hereunder, including automobile allowance and benefits pursuant to Clause 4 (less the monthly payroll deductions if any, charged to the Executive immediately prior to such termination in respect of such benefits) through the remainder of the then current term, but in no event for less than for 24 months (without giving effect to any reduction thereto unless such reduction was made with the Executive's prior written consent); and

        (b) the Executive shall also be entitled to a bonus for that year equal to 50% of his then annual salary (irrespective of whether performance objectives have been achieved), but prorated from the beginning of such year through such effective date of termination, provided, however, that in the event of a termination for Good Reason pursuant to Clause 14.1.6(b), the annual salary used for computation under this Clause 9.2.1(b) shall be the one in effect prior to the reduction referred to in Clause 14.1.6(b); and

9.2.2 Notwithstanding the other provisions of Clause 9.2.1 in the event that (x) the Company terminates the Executive's employment without Cause in anticipation of, or pursuant to a notice of termination delivered to the Executive within 24 months after, a Change in Control, or (y) the Executive terminates his employment for Good Reason pursuant to a notice of termination delivered to the Company in anticipation of, or within 24 months after, a Change in Control or
        (z) the Company delivers a notice of non-renewal to the Executive in anticipation of, or within 24 months after, a Change of Control:

        (a) the Company shall pay to the Executive, within 30 days after such notice of termination or non-renewal is given, a lump-sum cash amount equal to (i) two times the sum of (A) his then current annual salary and (B) 40% of his then current annual salary (representing his annual bonus for the achievement of 100% of performance objectives, irrespective of whether performance objectives have been achieved), plus (ii) a
                                                          ----
              prorated bonus for the then current fiscal year equal to 50% of his then annual salary, (irrespective of whether performance objectives have been achieved), plus (iii) if such notice is
                                              ----
              given within the first 12 months after the date first set forth above, then, the salary the Executive should have been paid from the date of termination through the end of such 12 month

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              period, provided, however, that in the event of a termination for Good Reason pursuant to Clause 14.1.6(b), the annual salary used for computation under this Clause 9.2.2(a) shall be the one in effect prior to the reduction referred to in Clause 14.1.6(b); and

        (b) for a period of 24 months after the effective date of such termination, the Company shall provide the Executive with benefits hereunder, including automobile allowance and benefits pursuant to Clause 4 (less the monthly payroll deduction, if any, charged to the Executive immediately prior to such termination in respect of any such benefits) at the respective levels of coverage in effect at the time the termination (without giving effect to any reduction thereto unless such reduction was made with the Executive's consent)or the cash equivalents of the foregoing on a monthly basis.

9.2.3 In the event of a termination without Cause by the Company, non-renewal by the Company or termination for Good Reason by the Executive, in addition to the rights and benefits to which the Executive would be entitled under Clause 9.2.1 or 9.2.2, as the case may be:

        (a) subject to the provisions of Clause 3.4 the Company shall vest as of the effective date of such termination all options granted to the Executive under the Stock Option Plan and allow the Executive a period of 12 months following such effective date within which to exercise such options;

        (b) the Company shall provide the Executive with appropriate outplacement services through Drake Bean Morin, Inc. (or other nationally recognized outplacement firm) at a cost to the Company of no more than 15% of the Executive's annual salary immediately prior to termination (without giving effect to any reduction thereto unless such reduction was made with the Executive's consent); and

        (c) the Executive shall also be entitled to a contribution under the Company's Executive Retirement Benefit Plan for that fiscal year equal to the greater of (i) the amount that would have been contributed for that fiscal year determined in accordance with past practice or (ii) the highest amount contributed by the Company on behalf of the Executive under that Plan for any of the three prior fiscal years, but prorated from the beginning of the fiscal year in which termination occurs through the effective date of termination.

9.3     Termination by the Company for Cause. The Company may at any time
        ------------------------------------
        terminate the Executive's employment for Cause by giving the Executive a notice of termination. In the event of a termination by the Company for Cause the Executive shall be entitled to receive any unpaid amount of his then current salary through the effective date of such termination, as well as any other benefits which shall have vested and become payable to him under the Benefit Plans as of such effective date.

9.4     Retirement. The employment of the Executive shall terminate
        ----------
        automatically upon his Retirement. "Retirement" shall mean a termination of the Executive's employment initiated by the Executive, other than for Good Reason, whereby the Executive is entitled to receive an immediately payable benefit, including any applicable early retirement benefit, under any other pension or retirement plan then generally applicable to its salaried employees or under any retirement arrangement established with respect to the Executive with his prior written consent; in either case, whether or not the Executive commences to receive such benefit at the time of such termination. In the event of the termination of the Executive's employment pursuant to his Retirement, the Executive shall be entitled to any other benefits which shall have vested and become payable to him under the Benefit Plans as of the effective date of such Retirement or to which the Executive is otherwise entitled upon his Retirement under any Benefit Plan or other policy or program of the Company or any Affiliated Company in accordance with the respective terms of such Benefit Plan, policy or program.

9.5     Death or Disability.
        -------------------

9.5.1   Disability. Subject to the requirements of the Americans with
        ----------
        Disabilities Act of 1990, as amended, the Family and Medical Leave Act of 1993, as amended, and/or any other legislation applicable to the Executive's employment by the Company, the Company may terminate the employment of the Executive, by giving him not less than 30 days written notice prior if the Executive shall have been absent from work due to sickness, injury or other incapacity for a continuous period of more than 120 days or if, in the opinion of a physician

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        reasonably selected by the Company, the Executive is likely to be unable to perform his duties for a continuous period of more than 120 days provided, that the Company shall withdraw such notice if during its pendency the Executive fully resumes his performance hereunder and provides the Company with a certificate from a physician reasonably acceptable to the Company certifying the Executive's ability to perform his duties hereunder. Circumstances justifying termination of the Executive's employment by the Company pursuant to this Clause 9.5.1 are referred to herein as "Disability". Any refusal by the Executive to submit to a medical examination by a physician or other appropriate expert selected by the Company for the purposes of certifying his ability to perform his duties and responsibilities hereunder shall, at the option of the Company, be deemed to constitute conclusive evidence of the Executive's inability to perform such duties and responsibilities.

9.5.2   Death. In the event of the death of the Executive while employed by
        -----
        the Company, his employment shall terminate automatically but the Executive's salary payable hereunder shall nevertheless continued to be paid to the Executive's surviving spouse, or if there is no surviving spouse, then to the Executive's designee or representative (as the case may be) through the 12 month period following the end of the calendar month in which the death occurred.

9.6 Upon the termination of his employment the Executive shall be entitled to accrued vacation pay calculated on a pro rata basis in respect of each completed month of service in the vacation year in which his employment terminates and the appropriate amount shall be paid in cash to the Executive, provided that if the Executive shall have taken more days than his accrued entitlement the Company is hereby authorized to make an appropriate deduction from the Executive's final salary payment.

9.7 The Executive shall have no obligation to take any action to mitigate or offset any amounts payable by the Company pursuant to this Clause 9, by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination of the Executive's employment or otherwise.

9.8 The termination of the Executive's employment for any reason whatsoever shall not operate to terminate this Agreement as an entirety or to adversely affect the respective continuing rights and obligations of the parties under Clauses 5, and 7 through 16, inclusive, of this Agreement, all of which shall survive the effective date of such termination of employment in accordance with their respective terms.

9.9 The Executive acknowledges that the Company may have in effect from time to time a written severance plan or policy, which plan or policy is or may be subject to change at the discretion of the Company. The executive shall not be entitled to any notice, payment in lieu of notice or other severance payments under such plan or policy, but if the notice period (or payment) to which the Executive would have been entitled under such plan or policy as it may then exist is greater than the notice period (or payment in lieu of such notice) to which the Executive would be entitled under this Agreement, then the notice period (and payment is Lieu thereof) for termination hereunder shall be deemed to be such greater amounts.

9.10 Upon the termination of his employment (for whatever reason and howsoever arising) the Executive shall at the request of the Company immediately resign without claim for compensation from office as a Director of the Company and any Affiliated Company and from any other office held by him in the Company or any Affiliated Company (but without prejudice to any claim he may have for damages for breach of this Agreement) and the Executive hereby irrevocably authorizes the Company to appoint some person in his name and on his behalf to sign and deliver such resignations to the Board in the event of the Executive's failure to so resign.

10.     EXECUTIVE'S COVENANTS
        ---------------------

10.1 The Executive acknowledges that during the course of his employment with the Company he will receive and have access to Confidential Information of the Company and its Affiliated Companies (including without limitation those matters specified in Clause 8.2 of this Agreement, as well as detailed client/customer lists and information relating to the operations and business requirements of those client/customers) and accordingly he is willing to enter into the covenants described in Clauses 10.2 and 10.3 in order to provide the Company and is Affiliated Companies with what he considers to be reasonable protection for those interests.

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10.2    The Executive hereby covenants with the Company that during the term of his employment he will not either directly or indirectly engage or participate in any activity competitive with or adverse to the business or interests of the Company or any of its Affiliated Companies.

10.3 The Executive hereby covenants with the Company that during the 24 month period following the last day of the Executive's employment, the Executive shall not, directly or indirectly, as a stockholder (other than as a less than 1% stockholder of a publicly and traded Company), partner, officer, director, agent, consultant, employee, or otherwise:

10.3.1 engage in any business in the United States of America that competes with the business then conducted by the Company or any Affiliated Company ("Company" defined in this clause to mean all Affiliated Companies, divisions, successors, and assigns of the Company);

10.3.2 purposefully interfere or attempt to interfere with any of the Company's or any Affiliated Company's contract (regardless of whether these contracts are in writing or verbal) or business relationships or advantages existing and in effect as of the employment date of termination of Executive's employment;

10.3.3 solicit for employment, either directly or indirectly, for himself or for another, any persons who are or were employed by the Company or any Affiliated Company as a head of any function, the direct report of such function head, or in any other key technical, marketing or sales position during the six month period prior to the termination of his employment; or

10.3.4 request or cause or attempt to cause any customer or supplier of the Company or an Affiliated Company to alter or terminate any business relationship with the Company or any Affiliated Company

10.4    The covenants contained in Clauses 10.3.1, 10.3.2, 10.3.3 and
        10.3.4 are intended to be separate and severable and enforceable as such.

10.5 In the event of a breach of Clauses 10.3.1, 10.3.2, 10.3.3 and 10.3.4, the Executive acknowledges that in addition to any other remedies available under law to the Company and any Affiliated Company, the Company and any Affiliated Company may be entitled to an injunction enjoining the Executive or any person or persons acting for or with the Executive in any capacity whatsoever from violating any of the terms thereof.

11.     ASSIGNMENT
        ----------

11.1 This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor of the Company.

11.2 This Agreement shall be binding upon and shall inure to the benefit of Executive, his legal representatives, heirs, legatees, executors, administrators and assigns, except that Executive's obligations to perform services under this Agreement are personal and are expressly declared to be nonassignable and nontransferable by him without the consent in writing of the Company.

11.3 In the event of a Change in Control, the Company shall require the successor to the Company as the Executive's employer (whether such succession is direct or indirect, by purchase, merger, consolidation or otherwise, to all or a substantial portion of the business and/or assets of the Company) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" as hereinbefore defined and any successor to all or a substantial portion of its business and/or assets as aforesaid.

12.     NOTICES
        -------

12. Any notice to be given under this Agreement shall be given in writing and shall be deemed to be sufficiently served by one party on the other if it is delivered personally or is sent by facsimile transmission, overnight service or registered or recorded delivery prepaid post addressed to either the Company's principal office for the time being or the Executive's last known address as the case may be.

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12.2    Any purported termination of the Executive's employment by the
        Company or by the Executive or non-renewal of the term of the Executive's employment shall not be effective unless communicated in writing to the other party hereto in accordance with Clause 12.1 above and relevant provisions of Clauses 9 and 14. A notice of termination shall identify the specific termination provision of this Agreement relied upon, shall specify the intended effective date of such termination (which date shall comply with the notice period requirements of the provision so identified) and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so identified.

13.     MISCELLANEOUS
        -------------

13.1    Golden Parachute Tax
        --------------------

13.1.1 Anything in this Agreement to the contrary notwithstanding, in the event that any payment by the Company to or for the benefit of the Executive, whether paid or payable pursuant to the terms of this Agreement or otherwise, including any accelerated vesting of any options granted under the Stock Option Plan (such payment or income, excluding any payment pursuant to Clause 13.1, a "Payment") is either reasonable determined by the Company to be subject, or is subjected by the IRS (after exhaustion by the Company of its remedies described in Clause 13.1.3), to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive from the Company, within 15 days following the determination described in Clause 13.1.2 below, an additional payment (an "Excise Tax Adjustment Payment") in an amount such that after payment by the Executive of all applicable U.S. federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes) and the Hospital Insurance portion of FICA tax, including any Excise Tax imposed upon the Excise Tax Adjustment Payment, the Executive retains an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the Payments.

13.1.2 In the event that as the result of a position taken by the Company or the IRS, the Executive is required to make a payment of any Excise Tax, the determination of the amount of the Excise Tax Adjustment Payment shall be made by a nationally recognized accounting firm acceptable to the Executive and the Company (the "Accounting Firm"), which shall provide detailed supporting calculations to the Company and the Executive. Subject to the provisions of Clause 13.1.3 below, the amount of the Excise Tax Adjustment Payment shall be promptly paid by the Company to or for the benefit of the Executive. The determination of the Excise Tax Adjustment Payment by the Accounting Firm shall be binding upon the Company and the Executive.

13.1.3 The Executive shall notify the Company in writing of any claim by the IRS that, if successful, would require the payment by the Company of the Excise Tax Adjustment Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

        (a) give the Company any information reasonably requested by the Company relating to such claim,

        (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

        (c) cooperate with the Company in good faith in order effectively to contest such claim, and

        (d) permit the Company to participate in any proceedings relating to such claim;

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        provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of the Clause 13.1.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which an Excise Tax Adjustment Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or any other taxing authority.

13.1.4 If, after the receipt by the Executive of an amount advanced by the Company pursuant to Clause 13.1.3, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Clause 13.1.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 13.1.3, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Excise Tax Adjustment Payment required to be paid.

13.2 The Executive hereby warrants that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any court order, contract or of any other obligation legally binding upon him.

13.3 Any benefits provided by the Company to the Executive or his family which are not expressly referred to in this Agreement shall be regarded as ex gratia benefits provided at the entire discretion of the Company and shall not form part of the Executive's contract of employment.

13.4 Except as expressly provided in the Clause 13, the Executive shall be responsible for the payment of all individual taxes on all amounts paid or benefits provided to him under this Agreement. All compensation (including with limitation, salary and any severance payments) paid to the Executive shall be subject to such deductions as from time to time may be required by law or regulation or by agreement with, or consent of the Executive.

13.5 Any waiver by either party of any breach of any provision of this Agreement must be set forth in a writing signed by such party, in order for it to be effective, and no such waiver shall operate as a waiver of any subsequent breach of that provision or any breach of any other provision of this Agreement.

13.6 The Company will indemnify the Executive (and his legal representatives, heirs, estate or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of any proceeding) by the laws of the jurisdiction of the incorporation of the Company as in effect at the time of the subject act or omission, or by the certificate of incorporation and by-laws of the Company as in effect at such time or on the date of this Agreement, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords or afforded greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company or an Affiliated Company may elect to

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        maintain generally for the benefit of its directors and officers (and to the extent the Company or an Affiliated Company maintains such an insurance policy or policies, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for a person serving or having served in the positions and offices in which the Executive is serving or has served), against all costs, charges and expenses whatsoever incurred or sustained by him (or his legal representative, heirs, estate or other successors) at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which he (or his legal representatives, heirs, estate or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any Affiliated Company, or be reason of he serving or having served any other enterprise as a director, officer or employee at the request of the Company or any Affiliated Company.

14.     DEFINITIONS AND INTERPRETATION
        ------------------------------

14.1 In this Agreement unless the context otherwise requires or as otherwise defined herein the following expressions have the following meanings:

14.1.1  "AFFILIATED COMPANY"

        Any legal entity that, directly or indirectly, controls, is controlled by or is under common control with the Company, where "control" means the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

14.1.2  "BENEFIT PLANS"

        The 401(k) plan and other pension, retirement, life insurance, medical, health, accident, disability, welfare, savings, deferred compensation or similar plans of the Company and its Affiliated Companies.

14.1.3  "THE BOARD OF DIRECTORS"

        The Board of Directors for the time being of the Company including any duly appointed committee thereof.

14.1.4  "CAUSE"

        Any of the following:

        (a) the Executive's willful and continued failure substantially to perform his duties hereunder (other than as a result of sickness, injury or other physical or mental incapacity or as a result of termination by the Executive for Good Reason); provided, however, that such failure shall constitute "Cause" only if (x) the Company delivers a written demand for substantial performance to the Executive that specifies the manner in which the Company believes the Executive has failed substantially to perform his duties hereunder and (y) the Executive shall not have corrected such failure within 10 business days after his receipt of such demand;

        (b) willful misconduct by the Executive in the performance of his duties hereunder that is demonstrably and materially injurious to the Company or any Affiliated Company for which he is required to perform duties hereunder;

        (c) the Executive's conviction of (or plea of nolo contendere to) a felony under the laws of the United States or any state thereof;

        (d) the Executive's illegal or immoderate use or abuse of alcoholic beverages or drugs in a manner that in the reasonable opinion of the Company demonstrably and materially impairs the Executive's ability to perform his duties under this Agreement or demonstrably and materially adversely affects the Executive's or the Company's reputation with customers or in the community as a whole; provided, however, that this clause
              (d) shall not apply to use of prescription drugs in the manner prescribed by a physician or other duly licensed medical or health practitioner authorized to issue prescriptions for such prescription drugs.

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        No action, or failure to act, shall be considered "willful" if it is done by the Executive in good faith and with the reasonable belief that he action or omission was in the best interest of the Company.

14.1.5  "CHANGE IN CONTROL"

        The occurrence of any of the following:

        (a) any event pursuant to which any "Person" becomes an "Acquiring Person" (as such terms are defined in that certain Rights Agreement dated as of November 12, 1998 between the Company and Harris Trust and Savings Bank as Rights Agent, as such rights Agreement initially entered into effect as of such date);

        (b) a merger, consolidation, exchange, combination or other transaction involving the Company and another entity (or the securities of the Company and such other entity) as a result of which the holders of all of the shares of Common Stock of the Company outstanding prior to such transaction do not hold, directly or indirectly, shares of the outstanding voting securities of, or other voting ownership interest in, the surviving, resulting or successor entity in such transaction in substantially the same proportions as those in which they held the outstanding shares of Common Stock of the Company immediately prior to such transaction;

        (c) the sale, transfer, assignment or other disposition by the Company in one transaction or a series of transactions within any period of 18 consecutive calendar months (including, without limitation, by means of the sale of capital stock of any subsidiary or subsidiaries of the Company) of assets which account for an aggregate of 50% or more of the consolidated revenues of the Company and its subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, for the fiscal year most recently ended prior to the date of such transaction (or, in the case of a series of transactions as described above, the first such transaction); provided, however, that no such transaction shall be taken into account if substantially all the proceeds thereof (whether in cash or in kind) are used after such transaction in the ongoing conduct by the Company and/or its subsidiaries of the business conducted by the Company and/or its subsidiaries prior to such transaction;

        (d)   the Company is dissolved; or

        (e) a majority of the directors of the Company are persons who were not members of the Board of Directors as of the date (the "Reference Date") which is the more recent of the date hereof and the date which is two years prior to the date on which such determination is made, unless the first election or appointment (or the first nomination for election by the Company's shareholders) of each director who was not a member of the Board of Directors on the Reference Date was approved by a vote of at least two-thirds of the Board of Directors in office prior to the time of such first election, appointment or nomination.

14.1.6  "GOOD REASON"

         The occurrence of any of the following (other than by reason of a termination of the Executive for Cause or Disability):

        (a) the position or responsibilities of the Executive are significantly reduced, (including, without limitation, by reason of the elimination of such position or the failure to elect the Executive to such position or by reason of a change in the reporting responsibilities to and of such position, or, following a Change in Control, by reason of a substantial reduction in the size of the Company or other substantial change in the character or scope of the Company's operations), or the Executive is assigned without his written consent to any duties inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to such assignment;

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        (b)   the salary provided in Clause 3 hereof (as the same may be increased from time to time in accordance with said Clause 3) is reduced (except if such reduction occurs prior to a Change in Control and is part of an across-the-board reduction applicable to all senior level executives of the Group);

        (c) the annual incentive compensation provided for in Clause 3.2 hereof is eliminated or reduced, or, if after a Change in Control, the Executive's participation level is reduced or the manner of assessing actual performance is changed in a manner that results in the Executive earning less such compensation for a given period than he would have for the same period absent such change;

        (d) the Executive's aggregate level of benefits under the Benefit Plans is reduced, except if such reduction occurs prior to a Change in Control and is part of an across-the-board reduction in such benefits applicable to all senior level executives of the Group;

        (e) after a Change in Control, the Company fails to continue to provide the Executive with benefits and perquisites which are substantially similar in the aggregate to those to which the Executive is entitled under the Company's Benefit Plans in which the Executive was participating immediately prior to the Change in Control, or fails to provide the Executive with directors' or officers' insurance, as applicable, at least at the level maintained immediately prior to the Change in Control;

        (f) the Executive is required to change his regular work location to a location that is more than 35 miles from his regular work location prior to such change;

        (g) the Company fails to pay the Executive any amount otherwise vested and due hereunder or under any plan or policy of the Company, or fails to comply with any other provision of or perform any of its other obligations under this Agreement; or

        (h) the Company fails to obtain from any successor and to deliver to the Executive such successor's written agreement to assume and agree to perform the Company's obligations under this Agreement.

        If the Executive delivers to the Company a notice of termination in connection with an event described in Clauses (a) through (g) above, the Company shall have 10 business days from the date of receipt of such notice to effect a cure of the event described therein and upon cure thereof by the Company to the Executive's reasonable satisfaction, such event shall no long constitute "Good Reason" for purposes of this Agreement.

14.1.7  "INTELLECTUAL PROPERTY"

        Letters patent, trademarks, trade names, service marks, designs, copyrights, utility models, design rights, applications for registration of any of the foregoing and the right to apply for them in any part of the world, inventions, drawings, computer programs, trade secrets and other nonpublic proprietary information, know-how and right of like nature arising or subsisting anywhere in the world in relation to all of the foregoing whether registered or unregistered.

14.l.8  "IRS"

        The United States Internal Revenue Service, or any successor agency of the United States Government.

14.1.9  "STOCK OPTION PLAN"

        D & K Healthcare Resources, Inc. Amended and Restated 1992 Long Term Incentive Plan as the same may be amended from time to time, or any employee stock option plan that replaces, supersedes or supplements such plan.

14.2 The headings in this Agreement are for convenience only and shall not affect its construction or interpretation.

14.3 Any reference in this Agreement to a statutory provision shall be deemed to include a reference to any statutory amendment, modification or re-enactment of it or to any legislation that supersedes it.

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14.4    This Agreement together with the Company plans, agreements and other arrangements referred to herein contains the entire understanding between the parties and supersedes the Original Agreement and any other prior agreements, arrangements and understandings (written or oral) between the Company and the Executive relating to the employment of the Executive with the Company which such agreements, arrangements and understandings shall be deemed to have been terminated by mutual consent; provided, however, that this Agreement shall not terminate any agreement in effect on the date hereof between the Company and the Executive granting or otherwise relating to any stock option, and any such agreement shall be deemed to be modified and amended hereby to the extent that the terms of such agreement are inconsistent with the terms hereof.

14.5 The various Clauses of this Agreement are severable and if any Clause or identifiable part thereof is held to be invalid or unenforceable by an court of competent jurisdiction then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Clauses or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this agreement, to the extent required for the purposes of the validity and enforcement hereof.

14.6 In the event of a dispute between the Executive and the Company with respect to any of the Executive's rights under this Agreement, the Company shall reimburse the Executive for any and all legal fees and disbursements incurred by him in connection with enforcing such rights, at the time such fees and disbursements are incurred (but in no event more frequently than monthly); provided, however, that if the Executive's claim is found by a court of competent jurisdiction to have been frivolous, the Executive shall reimburse the Company for all amounts paid by the Company pursuant to this Clause 14.6.

14.7 Unless the context otherwise requires, any reference in this Agreement to the employment of the Executive refers to the Executive's employment with the Company.

14.8 This Agreement is governed by and shall be construed in accordance with the laws of the State of Missouri and the parties to this Agreement hereby submit to the nonexclusive jurisdiction of the federal and state courts sitting in St. Louis County, Missouri.


        IN WITNESS WHEREOF, his Agreement has been executed and delivered by an authorized representative of the Company and by the Executive as of the date first above written.


                                    D & K HEALTHCARE RESOURCES, INC.


                                    By:  /s/  Richard F. Ford
                                         --------------------

                                    Name: Richard F. Ford
                                          ---------------

                                    Title: Director
                                           -------


                                    EXECUTIVE:

                                    /s/  J. Hord Armstrong, III
                                    ---------------------------

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